BYLAWS

of

GEORGIA EXPLORATION, INC.

ARTICLE I

Meetings of Stockholders

Section 1.  PLACE OF MEETINGS.  All annual meetings of stockholders and all other meetings of stockholders shall be held at any place or places within or without the State of Nevada which may be designated either by the President of the corporation or the Board of Directors, or by the written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

Section 2.  ANNUAL MEETINGS.  The annual meetings of the stockholders shall be set by the Board of Directors each year.  Should said day fall upon a legal holiday, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.  Written notice of each annual meeting signed by the President or Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors shall designate, shall be given to each stockholder entitled to vote thereat either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice.  If a stockholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located.  All such notices shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

Section 3.  SPECIAL MEETING.  Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the President, Vice President or by a majority of the Board of Directors, or by one or more stockholders holding ten percent (10%) of the common stock of the corporation issued and outstanding and entitled to vote.  Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders.  Notices of any special meeting shall specify, in addition to the place, day and hour of such meetings the purpose or purposes for which the meeting is called.

Section 4.  ADJOURNED MEETINGS AND NOTICE THEREOF.  Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.  However, when any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 5.  ENTRY OF NOTICE.  Whenever any stockholder entitled to vote has been absent from any meeting of stockholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such stockholders, as required by law and the Bylaws of the corporation.

Section 6.  VOTING.  At all meetings of stockholders, every stockholder entitled to vote shall have the right to vote, in person or by proxy, on each matter to come before the meeting, the number of shares standing in his own name on the stock records of the corporation.  There shall be no cumulative voting.  Such vote may be by voice or by ballot upon demand made by a stockholder at any election and before the voting begins.

Section 7.  QUORUM.  The presence in person or by proxy of the holders of 10% of the voting power of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8.  CONSENT OF ABSENTEES.  The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9.  PROXIES.  Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation.  However, no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 10.  ACTION WITHOUT A MEETING.

(a)

Any action which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided:

(1)

That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and

(2)

That this general provision for action by written consent shall not supersede any specific provision for action by written consent contained in Nevada Revised Statutes Chapter 78.

(b)

In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

Section 11.  TELEPHONIC MEETINGS.  At any meeting held pursuant to these Bylaws, stockholders may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other.  Participation in such a meeting constitutes presence in person at the meeting.

ARTICLE II

Directors

Section 1.  POWERS.  Subject to the limitations of the Articles of Incorporation, of the Bylaws, and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First - To select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the Bylaws, as they may deem best.

Third - To fix and locate from time to time one or more offices of the corporation within or without the State of Nevada; to designate any place within or without the State of Nevada for the holding of any stockholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or service actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth - To borrow money and incur indebtedness for the purpose of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefor.

Sixth - To appoint an executive committee, an audit committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation.  The executive committee shall be composed of one or more Directors.

Section 2.  NUMBER AND QUALIFICATION OF DIRECTORS.  The authorized number of Directors of  the corporation shall be no more than eight (8) and no less than one (1).  The number of Directors may be increased or decreased by a duly adopted resolution of  the Board of Directors.

Section 3.  ELECTION AND TERM OF OFFICE.  At least one-third of the Directors shall be elected at each annual meeting of stockholders, but, if any such annual meeting is not held or the Directors are not selected at such meeting, the Directors may be elected at any special meeting of stockholders.  All Directors shall hold office until their respective successors are elected.

Section 4.  VACANCIES.  Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and Directors so elected shall hold office until their successors are elected at an annual or a special meeting of the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if the original incorporators shall fail to designate the total authorized number of Directors for the initial Board of Directors.

The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.  If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

Section 5.  PLACE OF MEETING.  Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.  Special meetings of the Board may be held at a place so designated.

Section 6.  ANNUAL MEETING.  Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.  Notice of such meetings is hereby dispensed with.

Section 7.  SPECIAL MEETINGS.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, or, if he is absent or unable or refuses to act, by any Vice President or by the Director.

Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail, facsimile machine (if the recipient has a facsimile machine properly connected to a telephone line), a commercially reasonable overnight express service, or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.  In case the notice is mailed, it shall be deposited in the United States mail at least three days before the meeting.  If the notice is sent by an overnight express service, it must be sent at least one day before the meeting.  If the notice is personally delivered or sent by facsimile machine, it shall be so delivered at least twenty-four (24) hours before the meeting.  Such mailing or delivery as above provided shall be due, legal and personal notice to such Director.

Section 8.  NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

Section 9.  ENTRY OF NOTICE.  Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the Bylaws of the corporation.

Section 10.  WAIVER OF NOTICE.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.  ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee.  Such written consent shall be filed with the minutes of the proceedings of the Board or committee.

Section 12.  QUORUM.  A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the Directors present at a meeting fully held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

Section 13.  ADJOURNMENT.  A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour.  However, in the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 14.  FEES AND COMPENSATION.  Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving the compensation therefor.

Section 15.  REMOVAL.  Any Director may be removed from office without cause by the vote of stockholders holding two-thirds of the issued and outstanding stock at a meeting duly called for that purpose at any time.

Section 16.  TELEPHONIC MEETINGS.  At any meeting held pursuant to these Bylaws, Directors may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other.  Participating in such a meeting constitutes presence in person at the meeting.

ARTICLE III

Officers

Section 1.  OFFICERS.  The officers of the corporation shall be a President, a Secretary and a Treasurer.  The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.  Officers other than the Chairman of the Board need not be Directors.  One person may hold two or more officers.

Section 2.  ELECTION.  The officers of this corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.  SUBORDINATE OFFICERS, ETC.  The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.  REMOVAL AND RESIGNATION.  Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 7.  PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation.  He shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, at all meetings of the Board of Directors.  He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 8.  VICE PRESIDENTS.  In the absence or disability of the President, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 9.  SECRETARY.  The Secretary shall keep, or cause to be kept, a book of minutes at the registered  office of all meetings of Directors and stockholders, setting forth the time and place of each meeting, whether the meeting is regular or special, and if special, how authorized, the manner by which notice was given, the names of those present, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the registered office in this state, (as described in NRS 78.105) a stock ledger or duplicate stock ledger showing the names of the stockholders, and the number of shares held by each or a statement setting out the name and address of the custodian of the stock ledger.  The Secretary shall also keep at said registered office certified copies of the Articles of Incorporation and the Bylaws, both with all amendments.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 10.  TREASURER.  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  The books of account shall at all times be open to inspection by any Director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as such an officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE IV

Stock

Section 1.  CERTIFICATES OF STOCK.  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid up.  All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and the written signature of the Secretary or an Assistant Secretary.  Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar.

Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide.  However, any such certificate so issued before full payment shall state the amount remaining unpaid and the terms of payment thereof.

Section 2.  SIGNATURES ON STOCK.  Even though an officer or a person whose signature as, or on behalf of, the transfer agent or transfer clerk has been written, printed or stamped on a certificate for stock ceases, by death, resignation or otherwise, to be an officer of the Corporation or to be a person authorized to so sign such certificate, the certificate shall be valid and shall be deemed countersigned by the signature of a transfer agent or transfer clerk.

Section 3.  TRANSFER ON THE BOOKS.  Upon surrender to the Secretary of the Corporation or transfer agent of the Corporation of a certificate for stock duly endorsed or accompanied be proper evidence of succession, assignment or authority to transfer, the Corporation must issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.  LOST OR DESTROYED CERTIFICATES.  The Board of Directors may direct, or may authorize the Secretary of the Corporation to direct, a new certificate or certificates to be issued in place of any stock certificate or certificates alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate is lost or destroyed.  When authorizing an issue of a new certificate or certificates, the Board of Directors or Secretary may in its or his or her discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or his or  her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate.

Section 5.  TRANSFER AGENTS AND REGISTRARS.  The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the Corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 6.  RECORD DATE AND CLOSING STOCK BOOKS.  The Board of Directors may fix a time in the future, not exceeding sixty (60) days before the date of any meeting of stockholders, and not exceeding thirty (30) days before the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.  Only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date.  The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of any such period.

Section 7.  RECORD OWNERSHIP.  The Corporation is entitled to recognize the exclusive right of a person registered on the books of the Corporation as the owner of shares of the Corporation's stock to receive dividends, and to vote as the owner.  The Corporation is not bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not the Corporation has express or other notice thereof, except as otherwise provided by law.

Section 8.  PROHIBITIONS.

(a)

If the Corporation is not a reporting company, no shares or debt obligations issued by the Corporation shall be offered for sale to the public, except under the limited circumstances provided for pursuant to the Securities Act (British Columbia) and its regulations and rules.

(b)

If the Corporation is not a reporting company, no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any proposed transfer.

ARTICLE V

Assessment of Shares

The stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to any assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Bylaws shall not be amended in this particular.

ARTICLE VI

Preemptive Rights

The shareholders of the Corporation shall not be entitled to preemptive or preferential rights, as such rights are defined by law, other than to the extent, if any, the Board of Directors, in its discretion may determine from time to time.

ARTICLE VII

Perpetual Existence

This Corporation shall have perpetual existence.

ARTICLE VIII

Miscellaneous

Section 1.  INSPECTION OF CORPORATE RECORDS.  Stockholders shall have the right to inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada Revised Statutes Chapter 78 from time to time.

Section 2.  CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3.  ANNUAL REPORT.  The Board of Directors of the corporation may cause an annual report to be made available to the stockholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

Section 4.  CONTRACTS, ETC., HOW EXECUTED.  The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.  Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

Section 5.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.  INSPECTION OF BYLAWS.  The corporation shall keep in its registered office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

ARTICLE IX

Amendments

Section 1.  POWER OF STOCKHOLDERS.  New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such stockholders.

Section 2.  POWER OF DIRECTORS.  Subject to the right of stockholders as provided in Section 1 of this Article IX to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors.

ARTICLE X

Indemnification

Section 1.  NONDERIVATIVE LAWSUITS.  This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as director, officer, employee or agent of another corporation, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of this Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 2.  DERIVATIVE LAWSUITS.  This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Corporation or for amounts paid in settlement to this Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3.  IF OFFICER PREVAILS.  To the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by this Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 4.  APPROVAL.  Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5 below, must be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)

By the stockholders;

(b)

By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5.  PAID AS INCURRED.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by this Corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6.  OTHER RIGHTS.  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article IX:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 above or for the advancement of expenses made pursuant to section 5 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, the Secretary of Georgia Exploration, Inc., a Nevada corporation, organized and existing under the laws of the State of Nevada, does hereby certify that the foregoing Bylaws, consisting of ten articles, were duly adopted as the Bylaws of said corporation by appropriate resolution of the stockholders on the 24th day of February, 2006.

/s/ Shaheen Jivraj-Sangara

Shaheen Jivraj-Sangara